UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Amplify ETF Trust

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMPLIFY ETF TRUST

AMPLIFY SEYMOUR CANNABIS ETF

IMPORTANT NOTICE REGARDING INTERNET

AVAILABILITY OF INFORMATION STATEMENT

The Information Statement is available at www.amplifyetfs.com

September 22, 2023

As a shareholder of the Amplify Seymour Cannabis ETF (the“Fund”), a series of the Amplify ETF Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the hiring of Seymour Asset Management LLC (“Seymour”) as an additional investment sub-adviser to the Fund. This notice presents only an overview of the more complete Information Statement. We encourage you to review all of the important information contained in the Information Statement. The Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

SUMMARY OF INFORMATION STATEMENT

At a meeting held on March 15, 2023, the Board of Trustees of the Fund, including all of the members of which are independent, approved the appointment of Seymour as an additional sub-adviser to the Fund and the terms of the Seymour Sub-Advisory Agreement (as defined below). Penserra Capital Management LLC (“Penserra”) currently serves as an investment sub-adviser to the Fund pursuant to an investment sub-advisory agreement between Penserra and Amplify Investments LLC (“Amplify Investments”), the investment adviser to the Fund. Amplify has entered into an agreement between Seymour and Amplify Investments whereby Seymour will serve as an additional investment sub-advisor for the Fund (the “Seymour Sub-Advisory Agreement”).

You are not being asked to vote or take action on any matter. We are not asking you for a proxy and you are requested not to send us a proxy. The U.S. Securities and Exchange Commission (“SEC”) has issued an exemptive order that permits Amplify Investments to enter into and materially amend sub-advisory agreements between Amplify Investments and unaffiliated investment sub-advisers to the Fund with the approval of the Board. Although approval by the Fund’s shareholders is not required, a condition of this order requires Amplify Investments to furnish the Fund’s shareholders with information about the sub-advisers and the sub-advisory agreements.

Accordingly, the purpose of the Information Statement is to furnish the Fund’s shareholders with detailed information about the Board’s approval of the Seymour Sub-Advisory Agreement, pursuant to which Seymour serves as an additional investment sub-adviser to the Fund.

The Information Statement will be available on the Fund’s website until at least December 1, 2023. To view and print the Information Statement, click on the link of the Information Statement in order to open the document. A paper or email copy of the Information Statement is available, free of charge, by contacting the Fund by telephone at 1 (855) 267-3837, via e-mail at info@amplifyetfs.com, or by mail at:

Mailing Address:

Amplify ETF Trust

3333 Warrenville Rd; Suite 350

Lisle, Illinois 60532

Overnight Address:

Amplify ETF Trust

3333 Warrenville Rd; Suite 350

Lisle, Illinois 60532

If you do not request a paper or email copy of the Information Statement by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semi-annual reports are available upon request, without charge, by contacting your financial advisor, by making a request to the Fund by telephone at 1 (855) 267-3837, via e-mail at info@amplifyetfs.com, or by mail at:

Mailing Address:

Amplify ETF Trust

3333 Warrenville Rd; Suite 350

Lisle, Illinois 60532

Overnight Address:

Amplify ETF Trust

3333 Warrenville Rd; Suite 350

Lisle, Illinois 60532

AMPLIFY ETF TRUST

AMPLIFY SEYMOUR CANNABIS ETF

INFORMATION STATEMENT

September 22, 2023

This information statement (the “Information Statement”) is being made available to the shareholders of the Amplify Seymour Cannabis ETF (the “Fund”), a series of the Amplify ETF Trust (the “Trust”). This Information Statement relates to the approval by the Board of Trustees of the Trust (the “Board”) of a new investment sub-advisory agreement between Amplify Investments LLC (“Amplify Investments” or the “Adviser”), the investment adviser to the Fund, and Seymour Asset Management LLC (“Seymour” or the “Sub-Adviser”), pursuant to which Seymour serves as an additional investment sub-adviser to the Fund (the “Seymour Sub-Advisory Agreement”).

The U.S. Securities and Exchange Commission (the “SEC”) has issued an exemptive order that permits Amplify Investments to enter into and materially amend sub-advisory agreements between Amplify Investments and unaffiliated investment sub-advisers to the Fund with the approval of the Board. Although approval by the Fund’s shareholders is not required, pursuant to a condition of this order, Amplify Investments is required to furnish the Fund’s shareholders with information about Seymour and the Seymour Sub-Advisory Agreement.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

Amplify Investments is the Fund’s investment adviser. Pursuant to the terms of an exemptive order granted to Amplify Investments and the Trust by the SEC on March 19, 2016 (the “Exemptive Order”), Amplify Investments employs a so-called “manager-of-managers” arrangement in managing the Fund. Section 15(a) of the Investment Company Act of 1940 (the “1940 Act”) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The Exemptive Order exempts Amplify Investments and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows Amplify Investments, subject to Board approval and certain other conditions, to enter into and materially amend sub-advisory agreements on behalf of the Fund without a shareholder vote.

THE BOARD’S CONSIDERATIONS IN APPROVING THE SEYMOUR SUB-ADVISORY AGREEMENT

Pursuant to Section 15 of the 1940 Act, a sub-advisory agreement for a fund must be approved: (i) by a vote of a majority of the shareholders of a fund; and (ii) by a vote of a majority of the members of the board who are not parties to the agreement or “interested persons” of any party, as defined in the 1940 Act (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval. However, Amplify Investments and the Trust have received an exemptive order from the SEC to operate under a manager-of-managers structure. This structure permits the Adviser, with the approval of the Board, to appoint and replace sub-advisers, enter into sub-advisory agreements, and materially amend and terminate the sub-advisory agreements on behalf of the Fund without shareholder approval.

At the March 2023 Meeting, the Board, including a majority of the Independent Trustees, considered and approved the Seymour Sub-Advisory Agreement for a one-year term. In connection with its approval, the Board considered materials provided in advance of the March 2023 Meeting that detailed, among other things, the services expected to be provided to the Fund by Seymour. The Board also considered the terms of the Seymour Sub-Advisory Agreement. The Board noted that the Seymour Sub-Advisory Agreement would go into effect following the March 2023 Meeting. The Board also determined that it was reasonable to take into account the conclusions the Board made when considering and evaluating the approval of the investment sub-adviser agreement with Seymour in light of the fact that Penserra would continue to serve as an investment sub-advisor for the Fund, as part of its considerations to approve the Seymour Sub-Advisory Agreement.

The discussion immediately below outlines the materials and information presented to the Board in connection with the Board’s approval of the Seymour Sub-Advisory Agreement at the March 2023 Meeting and the conclusions made by the Board when determining to approve the Seymour Sub-Advisory Agreement.

In considering the approval of the Seymour Sub-Advisory Agreement, the Board considered various factors, as discussed in detail below:

1.	The Nature, Extent and Quality of the Services Provided by the Sub-Adviser. The Board considered the nature, extent and quality of the services to be provided to the Fund by the Sub-Adviser, including its responsibilities for management of the allocated portion of the Fund’s assets. In this regard, the Board considered the portfolio management services that Seymour was proposed to provide the Fund. The Board also considered the services to be provided by the Adviser, including oversight of the Sub-Adviser, among other items. The Board also considered the quality of the management and the portfolio management personnel of Seymour, as well as Seymour’s Form ADV. Based on the factors above, and other factors discussed at the March 2023 Meeting, the Board concluded that it was satisfied with the nature, extent and quality of services to be provided to the Fund by Seymour.
2.	Fees and Other Expenses. The Board considered information regarding the investment management and other fees of the Fund (including the overall expense ratio) and other comparable funds, as well as the anticipated profitability to the Adviser and Sub-Adviser of their relationship to the Fund. The Board reviewed the expense ratios and the advisory fees to be paid by the Fund, considered fees paid by comparable funds, and concluded that the advisory and sub-advisory fees were reasonable and the result of arms length negotiations. The Board also considered that the advisory fee was subject to a fee waiver/reimbursement. The Board noted that the proposed fees were in line with the average and median net expense ratios of the Fund’s peers.
3.	Continuity. The individual from Seymour who serves as portfolio manager of the Fund previously was the portfolio manager of the Fund when employed by Amplify Investments.
4.	Profitability and Economies of Scale. As a part of its evaluation of whether the investment management fees were fair to charge shareholders, the Board also examined whether, to the extent Amplify and Seymour would realize any economies of scale from managing the Fund, the benefits will be shared with the Fund’s shareholders. This analysis included a consideration of fall-out benefits, or indirect profits, to either the Adviser or Seymour from its relationship to the Fund when determining whether the investment management fees were reasonable. The Board also considered the extent to which economies of scale may be realized as the Fund grows and whether the fee level reflects economies of scale for the benefit of shareholders. While the benefit would be enjoyed by the Adviser and Seymour, the Board noted the Fund’s management fee and fee waiver/reimbursement provided reasonable certainty of fees to the Fund’s shareholders. The Board concluded that based on the Adviser and Seymour’s views on their expectations for growth, they did not anticipate any material economies of scale. The Board concluded that the flat investment management fee was reasonable and appropriate.

CONCLUSION

Based on the Board’s deliberations and its evaluation of the information described above and other factors and information it believed relevant, the Board concluded, in the exercise of its reasonable judgment, that the terms of the Seymour Sub-Advisory Agreement were reasonable in relation to the services expected to be provided by Seymour to the Fund and that the approval of the Seymour Sub-Advisory Agreement would be in the best interests of the Fund and its shareholders. Based on the Board’s deliberations and its evaluation of the information described above, information presented at the March 2023 Meeting and other factors and information it believed relevant, the Board, including all of the Independent Trustees, unanimously approved the Seymour Sub-Advisory Agreement. The Board did not identify any particular information or consideration that was all important or controlling, and each individual Trustee may have attributed different weights to various factors and information.

INVESTMENT ADVISORY SERVICES

Pursuant to the Seymour Sub-Advisory Agreement, subject to the supervision of the Board and the Adviser, the Sub-Adviser shall manage the investment and reinvestment of the allocated portion of the Fund’s assets in accordance with the Fund’s investment objective, policies and restrictions as provided in the Fund’s Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time and provided to the Sub-Adviser. The Sub-Adviser will manage the allocated assets in compliance with the compliance policies and procedures established by the Adviser, the Trust’s Chief Compliance Officer or by the Board, the requirements applicable to registered investment companies under applicable laws, including, but not limited to, the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and all other federal and state laws applicable to regulated investment companies. From time to time, the Adviser or the Fund may provide the Sub-Adviser with written copies of any other policies or guidelines applicable to the Sub-Adviser’s management of the allocated portion of assets of the Fund.  Subject to the above, the Sub-Adviser shall have full discretionary authority to manage the investment of the assets of its allocated portion, including the authority to purchase, sell, cover open positions, and generally to deal in securities, financial and commodity futures contracts, options, short-term investment vehicles and other property and assets comprising or relating to the allocated portion. The sub-advisory fees payable under the Seymour Sub-Advisory Agreement are paid by the Adviser, not the Fund. Under the Seymour Sub-Advisory Agreement, Seymour is paid by Amplify at a negotiated rate with respect to the Fund. The foregoing description is qualified in its entirety by reference to Exhibit A, attached hereto.

INDEMNIFICATION

Seymour is required to indemnify the Adviser, the Trust and the Fund, and their respective affiliates and controlling persons (the “Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Adviser, the Trust or the Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Adviser’s breach of the Seymour Sub-Advisory Agreement or its representations and warranties contained therein, or as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties thereunder or violation of applicable law. However, the Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of either the Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under the Seymour Sub-Advisory Agreement.

The Adviser shall indemnify the Sub-Adviser, its affiliates and its controlling persons (the “Sub-Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, arising from, or in connection with, the Adviser’s breach of the Seymour Sub-Advisory Agreement or any of its representations and warranties contained therein, or as a result of the Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties thereunder or violation of applicable law. However, the Sub-Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under the Seymour Sub-Advisory Agreement.

MAINTENANCE OF BOOKS AND RECORDS

Under the Seymour Sub-Advisory Agreement, the Sub-Adviser is required to maintain separate books and detailed records of all matters pertaining to the securities and other assets advised by the Sub-Adviser as required by Rule 31a-1  promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust. The Sub-Adviser is obligated to preserve such records for the periods and in the manner prescribed by Rule 31a-2 under the 1940 Act.

REPORTING OBLIGATION

Seymour has an obligation to provide prompt notice to the Adviser and the Fund about developments relating to its duties as Sub-Adviser of which it has, or should have, knowledge that would materially affect the Fund. These obligations include, but are not limited to: (i) reporting of any material changes to the Sub-Adviser Compliance Policies; (ii) a report of any “material compliance matter” as defined by Rule 38a-1 under the 1940 Act, that have occurred in connection with the Sub-Adviser Compliance Policies; (iii) a copy of the Sub-Adviser Chief Compliance Officer’s report with respect to the annual review of the Sub-Adviser Compliance Policies pursuant to Rule 206(4)-7 under the Advisers Act, as amended; and (iv) an annual (or more frequently as requested) certification regarding the Sub-Adviser’s compliance with Rule 206(4)-7 under the Advisers Act and Section 38a-1 of the 1940 Act, as well as the foregoing items (i)-(iii). The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser’s ability to fulfill its commitments under the Seymour Sub-Advisory Agreement.

DURATION AND TERMINATION

The Seymour Sub-Advisory Agreement was approved by the Board at the March 2023 Meeting for one year and is scheduled to continue in effect for subsequent periods only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that the Seymour Sub-Advisory Agreement may be terminated: (i) at any time with 60 days’ written notice to the Sub-Adviser either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund; (ii) automatically in the event of assignment or upon the termination of the advisory agreement between the Adviser and the Fund; (iii) by the Sub-Adviser on 60 days’ written notice to the Adviser and the Trust; or (iv) by the Adviser immediately upon notice to the Sub-Adviser. Termination of the Seymour Sub-Advisory Agreement in compliance with the requirements promulgated thereunder shall be without the payment of any penalty.

GOVERNING LAW

The Seymour Sub-Advisory Agreement is governed by and construed in accordance with the substantive laws of the State of New York.

INFORMATION ABOUT AMPLIFY INVESTMENTS LLC

Amplify Investments, located at 3333 Warrenville Rd; Suite 355, Lisle, Illinois 60532, currently serves as the investment adviser to the Fund pursuant to an investment advisory agreement between the Trust, on behalf of the Fund, and Amplify Investments. As of August 31, 2023, Amplify Investments had approximately $4.4 billion in assets under management. As investment adviser, Amplify Investments manages the Fund pursuant to a manger-of-managers structure, whereby Amplify Investments has the overall responsibility for the general management and day-to-day operations of the Fund, but has retained one or more investment sub-advisers to make the investment decisions for the Fund’s assets.

For the fiscal period ended October 31, 2022, the Fund paid Amplify Investments advisory fees in the amount of $405,912.

INFORMATION ABOUT SEYMOUR PARTNERS LLC

Seymour Partners LLC is a registered investment adviser with its offices at 1 Old Point Road, Quogue, New York 11959. As of August 31, 2023, Seymour had assets under management of approximately $50.03 million

Name	Title	Address
Timothy J. Seymour	Chief Investment Officer	1 Old Point Road, Quogue, New York 11959

Seymour does not currently act as an adviser or sub-adviser to other registered investment companies with similar investment objectives to those of the Fund.

ADDITIONAL INFORMATION

INFORMATION ABOUT OTHER SERVICE PROVIDERS

U.S. Bancorp Fund Services, LLC located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the Fund’s Administrator, Custodian, Transfer Agent, and Accounting Agent. Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the distributor and principal underwriter of creation unit aggregations of the Fund.

PAYMENT OF EXPENSES

The Fund will pay the expenses of the preparation, printing and mailing of this Information Statement.

COMMISSIONS PAID TO AFFILIATED BROKERS

During the Fund’s most recently completed fiscal period for which information is available, for the fiscal period ended October 31, 2022, the Fund did not pay any commissions to any affiliated brokers.

BENEFICIAL OWNERSHIP OF SHARES

As of February 8, 2023, the following persons owned of record, or were known by the Trust to own beneficially, more than 5% of the shares of the Fund. On that date, the trustees and officers of the Fund, together as a group, beneficially owned less than 1% of the Fund’s outstanding shares.

Amplify Seymour Cannabis ETF
NAME AND ADDRESS	PERCENT
National Financial Services LLC 499 Washington Boulevard Jersey City, New Jersey 07310-1995	25.00%
TD Ameritrade Clearing, Inc. 200 South 108th Avenue Omaha, Nebraska 68103	13.98%
Charles Schwab & Co Inc. 211 Main Street San Francisco, California 94105-1905	13.01%
Citibank, N.A.	7.84%
Pershing LLC 1 Pershing Plaza Jersey City, New Jersey 07399-0002	7.24%
JPMorgan Bank, National Association	6.44%

The information as to beneficial ownership is based on statements furnished to the Fund by the trustees of the Trust and/or on the records of the Trust’s transfer agent.

ANNUAL REPORT TO SHAREHOLDERS

For a free copy of the Fund’s annual report dated October 31, 2022, or semi-annual report dated April 30, 2023, shareholders of the Fund may visit www.amplifyetfs.com, call 1 (855) 267-3837, write to the Fund via e-mail at info@amplifyetfs.com or write to the Fund at:

Mailing Address:

Amplify ETF Trust

3333 Warrenville Rd; Suite 350

Lisle, Illinois 60532

Overnight Address:

Amplify ETF Trust

3333 Warrenville Rd; Suite 350

Lisle, Illinois 60532

SHAREHOLDERS SHARING THE SAME ADDRESS

If two or more Fund shareholders share the same address, only one copy of this Information Statement is being delivered to that address, unless the Trust has received contrary instructions from one or more of the shareholders at that shared address. Upon written or oral request, the Trust will deliver promptly a separate copy of this Information Statement to a shareholder at a shared address. Please call 1 (855) 267-3837 or forward a written request to

Amplify ETF Trust

3333 Warrenville Rd; Suite 350

Lisle, Illinois 60532

Overnight Address:

Amplify ETF Trust

3333 Warrenville Rd; Suite 350

Lisle, Illinois 60532

if you would like to: (1) receive a separate copy of this Information Statement; (2) receive your annual reports, semi-annual reports or information statements separately in the future; or (3) request delivery of a single copy of annual reports, semi-annual reports or information statements if you are currently receiving multiple copies at a shared address.

EXHIBIT INDEX

Exhibit No.	Exhibit
(A)	Investment Sub-Advisory Agreement between Amplify Investments LLC and Seymour Asset Managment LLC

Exhibit A

(Please see attached.)

SEYMOUR ASSET MANAGEMENT LLC SUB-ADVISORY AGREEMENT

Sub-Advisory Agreement (this “Agreement”) entered into as of April 19, 2023, by and between Amplify Investments LLC, a Delaware limited liability company with its principal place of business at 3333 Warrenville Road, Suite 350, Lisle, Illinois 60532 (the “Adviser”), and Seymour Asset Management LLC, a registered investment advisor organized under the laws of the State of Delaware (the “Sub-Adviser”).

WHEREAS, Amplify ETF Trust, a Massachusetts statutory trust (the “Trust”), is an open-end management investment company, registered as such under the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”);

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated March 14, 2017 (as amended from time to time, the “Advisory Agreement”) with the Trust relating to the provision of portfolio management services to the series listed on Schedule A hereto (each, a “Fund”);

WHEREAS, the Adviser has previously entered into an Adviser Representative Agreement, dated July 10, 2019 (the “Adviser Representative Agreement”), whereby Adviser has agreed to pay to Timothy J. Seymour, individually, a fee for certain portfolio services as set forth in the Adviser Representative Agreement;

WHEREAS, the Advisory Agreement provides that the Adviser may, subject to certain requirements, appoint a sub-adviser at its own cost and expense for the purpose of performing any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

WHEREAS, the Adviser and the Trustees of the Trust desire to terminate the Adviser Representative Agreement and to retain the Sub-Adviser to render portfolio management services to the Funds in the manner and on the terms set forth in this Agreement, and the Sub-Adviser is willing to provide such services.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Appointment and Acceptance of Appointment. The Adviser hereby appoints the Sub-Adviser to act as an investment adviser to the Funds for the periods and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided, including in Schedule B attached hereto.

2.	Sub-Advisory Services.

(a)	Subject always to the supervision of the Trust’s Board of Trustees (“Board”) and the Adviser, the Sub-Adviser shall, to the extent applicable and subject to the supervision and oversight of the Adviser, manage the investment and reinvestment of such portion of the assets of the Fund and perform such other obligations, as the Adviser may from time to time allocate to the Sub-Adviser, and the Sub-Adviser agrees to undertake, the obligations described in Schedule B attached hereto, which is incorporated herein by reference, for the sub-advised assets (the “Sub-Advised Assets”) described in Schedule A attached hereto, which is incorporated herein by reference. The Sub-Adviser shall manage the Sub-Advised Assets and perform such other obligations in conformity with (i) the investment objective, policies and restrictions of the Funds set forth in the Trust’s prospectus and statement of additional information relating to the Fund, as they may be amended from time to time, any additional policies or guidelines, including without limitation compliance policies and procedures, established by the Adviser, the Trust’s Chief Compliance Officer, or by the Board that have been furnished in writing to the Sub-Adviser, (ii) the written instructions and directions received from the Adviser and the Trust as delivered; (iii) any applicable fiduciary duties it may have to each Fund and (iv) the requirements of the 1940 Act, the Advisers Act and all other federal and state laws applicable to registered investment companies and the Sub-Adviser’s duties under this Agreement, all as may be in effect from time to time. The foregoing is referred to below together as the “Policies.”

For purposes of compliance with the Policies, the Sub-Adviser shall be entitled to treat the Sub-Advised Assets as though the Sub-Advised Assets constituted an entire Fund, and the Sub-Adviser shall not be responsible in any way for the compliance of any assets of a Fund, other than the Sub-Advised Assets, with the Policies. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Funds, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Sub-Advised Assets may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 2(a), however, (i) the Sub-Adviser shall, upon and in accordance with written instructions from the Adviser, effect such portfolio transactions for the Sub-Advised Assets as the Adviser shall determine are necessary in order for a Fund to comply with the Policies, and (ii) upon notice to the Sub-Adviser, the Adviser may effect in-kind redemptions with shareholders of a Fund with securities included within the Sub-Advised Assets.

(b)	The Sub-Adviser is authorized to select, in consultation with the Adviser, and enter into agreements with, the brokers, dealers, futures commission merchants, banks or any other agent or counterparty that will execute the purchases and sales of portfolio investments for the Funds, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of each Fund’s orders, taking into account all appropriate factors, including among other things, price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. To the extent applicable, the Sub-Adviser shall place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer or other person who deals in the securities in which the Fund is trading. With respect to common and preferred stocks, in executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser shall use its best judgment to obtain the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other account over which the Sub-Adviser and/or an affiliate of the Sub-Adviser exercises investment discretion. With respect to securities other than common and preferred stocks, in placing orders with brokers, dealers or other persons, the Sub-Adviser shall attempt to obtain the best net price and execution of its orders, provided that to the extent the execution and price available from more than one broker, dealer or other such person are believed to be comparable, the Sub-Adviser may, at its discretion but subject to applicable law, select the executing broker, dealer or such other person on the basis of the Sub-Adviser’s opinion of the reliability and quality of such broker, dealer or such other person; broker or dealers selected by the Sub-Adviser for the purchase and sale of securities or other investment instruments for the Sub-Advised Assets may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rules 17e-1 and 10f-3 under the 1940 Act and the Trust’s Rule 17e-1 and Rule 10f-3 Procedures, respectively, in all respects, or any other applicable exemptive rules or orders applicable to the Sub-Adviser. Notwithstanding the foregoing, the Sub-Adviser will not effect any transaction with a broker or dealer that is an “affiliated person” (as defined under the 1940 Act) of the Sub-Adviser or the Adviser without the prior approval of the Adviser. The Adviser shall provide the Sub-Adviser with a list of brokers or dealers that are affiliated persons of the Adviser.

(c)	The Sub-Adviser acknowledges that the Adviser and the Trust may rely on Rules 17a-7, 17a-10, 10f-3 and 17e-1 under the 1940 Act.

(d)	The Sub-Adviser has provided the Adviser with a true and complete copy of its compliance policies and procedures for compliance with “federal securities laws” (as such term is defined under Rule 38a-1 of the 1940 Act) and Rule 206(4)-7 of the Advisers Act (the “Sub-Adviser Compliance Policies”). The Sub-Adviser’s chief compliance officer (“Sub-Adviser CCO”) shall provide to the Trust’s Chief Compliance Officer (“Trust CCO”) or his or her delegate promptly (and in no event more than 10 business days) the following:

(i)	a report of any material changes to the Sub-Adviser Compliance Policies;

(ii)	a report of any “material compliance matters,” as defined by Rule 38a-1 under the 1940 Act, that have occurred in connection with the Sub-Adviser Compliance Policies;

(iii)	a copy of the Sub-Adviser CCO’s report with respect to the annual review of the Sub-Adviser Compliance Policies pursuant to Rule 206(4)-7 under the Advisers Act; and

(iv)	an annual (or more frequently as the Trust CCO may request) certification regarding the Sub-Adviser’s compliance with Rule 206(4)-7 under the Advisers Act and Section 38a-1 of the 1940 Act as well as the foregoing sub-paragraphs (i) – (iii).

(e)	The Sub-Adviser will furnish the Adviser, the Trust CCO and the Board such information as is necessary and/or as may be requested by the Adviser, the Trust CCO and/or the Board, to monitor and report under a Fund’s derivative risk management program pursuant to Rule 18f-4 of the 1940 Act. If determined by the Board and the Trust, the Sub-Adviser will make appropriate personnel available to serve on the Trust’s derivatives risk management committee with respect to any such Fund.

(f)	The Sub-Adviser will maintain, implement, and evaluate the effectiveness of written policies and procedures, as may be required by Rule 6c-11 (the “ETF Rule”), including a set of written basket management policies and procedures consistent with the Trust’s policies and procedures for same. The Sub-Adviser will also furnish the Adviser, the Trust CCO and the Board such information as requested for purposes of monitoring and reporting under the ETF Rule

(g)	The Sub-Adviser will monitor the pricing of portfolio assets, and events relating to the issuers of those assets and the markets in which the securities or other assets trade in the ordinary course of managing the portfolio investments of the Funds, and will notify the Adviser promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the investments may primarily trade but before the time at which the respective Fund’s investments are priced on a given day) that may materially impact the pricing or liquidity of one or more securities or other assets in the Fund’s portfolio. In addition, the Sub-Adviser will at the Adviser’s request assist the Adviser in evaluating the impact that such an event may have on the net asset value of a Fund and in determining a recommended fair value of the affected investment or investments, with the understanding that ultimate responsibility for determining the valuation of portfolio assets shall rest solely with Adviser and/or Fund.

(h)	To the extent applicable, the Sub-Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as other fiduciary or agency accounts managed by the Sub-Adviser, aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to other securities. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most fair and equitable over time to the Fund and to its other accounts.

(i)	The Sub-Adviser, in connection with its rights and duties with respect to the Fund and the Trust shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(j)	The services of the Sub-Adviser hereunder are not deemed exclusive, and the Sub-Adviser shall be free to render similar services to others (including other investment companies) so long as its services under this Agreement are not impaired thereby. The Sub-Adviser will waive enforcement of any non-compete agreement or other agreement or arrangement to which it is currently a party that restricts, limits, or otherwise interferes with the ability of the Adviser to employ or engage any person or entity to provide investment advisory or other services and will transmit to any person or entity notice of such waiver as may be required to give effect to this provision; and the Sub-Adviser will not become a party to any non-compete agreement or any other agreement, arrangement, or understanding that would restrict, limit, or otherwise interfere with the ability of the Adviser and the Trust or any of their affiliates to employ or engage any person or organization, now or in the future, to manage the Fund or any other assets managed by the Adviser.

(k)	The Sub-Adviser shall furnish the Adviser reports concerning any portfolio transactions and performance of the Sub-Advised Assets as the Adviser may reasonably determine in such form as may be mutually agreed upon and agrees to review the Sub-Advised Assets with the Adviser and discuss the management of them. The Sub-Adviser shall promptly respond to requests by the Adviser and the Trust CCO or their delegates for copies of the pertinent books and records maintained by the Sub-Adviser relating directly to the Fund. Such records shall be open to inspection at all reasonable times by the Adviser or the Funds and any appropriate regulatory authorities. The Sub-Adviser further agrees that all records that it maintains for a Fund are the property of the respective Fund and the Sub-Adviser will surrender promptly to such Fund any such records upon the request of the Adviser or such Fund (provided, however, that the Sub-Adviser shall be permitted to retain copies thereof); and shall be permitted to retain originals (with copies to the relevant Fund) to the extent required under Rule 204-2 under the Investment Advisers Act of 1940, as amended, or other applicable law The Sub-Adviser shall also provide the Adviser with such other information and reports, including information and reports related to compliance matters, as may reasonably be requested by it from time to time, including without limitation all material requested by or required to be delivered to the Board.

(l)	Unless otherwise instructed by the Adviser, the Sub-Adviser shall not have the power, discretion, or responsibility to vote any proxies in connection with securities in which the Sub-Advised Assets may be invested, and the Adviser shall retain such responsibility.

(m)	The Sub-Adviser shall cooperate promptly and fully with the Adviser and/or the Trust in responding to any regulatory or compliance examinations or inspections (including any information requests) relating to the Trust, the Fund or the Adviser brought by any governmental or regulatory authorities. The Sub-Adviser shall provide the Trust CCO or his or her delegate with notice within a reasonable period of any deficiencies or other issues identified by the United States Securities and Exchange Commission (“SEC”) in an examination or otherwise that relate to or that may affect the Sub-Adviser’s responsibilities with respect to the Fund.

(n)	The Sub-Adviser shall not be responsible for the preparation or filing of any reports required on behalf of the Sub-Advised Assets, except as may be expressly agreed to in writing.

(o)	The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Sub-Advised Assets, including, without limitation, brokerage, and other records of any securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

(p)	The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser’s ability to fulfill its commitments under this Agreement.

3.	Representations and Warranties of the Parties

(a)	The Sub-Adviser represents and warrants to the Adviser as follows:

(i)	The Sub-Adviser is a registered investment adviser under the Advisers Act;

(ii)	The Form ADV that the Sub-Adviser has previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Sub-Adviser will promptly provide the Adviser and the Trust with a complete copy of all subsequent amendments to its Form ADV;

(iii)	The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage; and

(iv)	This Agreement has been duly authorized and executed by the Sub-Adviser.

(b)	The Adviser represents and warrants to the Sub-Adviser as follows:

(i)	The Adviser is registered under the Advisers Act; and

(ii)	The Adviser and the Trust has duly authorized the execution of this Agreement by the Adviser.

4.	Obligations of the Adviser.

(a)	The Adviser shall provide (or cause the Fund’s Custodian (as defined in Section 5 hereof, the Fund’s accountant and the Fund’s distributor) to provide) timely information to the Sub-Adviser regarding such matters as the composition of the Sub-Advised Assets, cash requirements and cash available for investment in the Sub-Advised Assets, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

(b)	The Adviser has furnished the Sub-Adviser with a copy of the prospectus and statement of additional information of each Fund and it agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Adviser agrees to furnish the Sub-Adviser with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information that the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

5.	Custodian. The Adviser shall provide the Sub-Adviser with a copy of the Fund’s agreement with the custodian or custodians designated to hold the assets of the Fund (each, a “Custodian”) and any material modifications thereto (each, a “Custody Agreement”) that may affect the Sub-Adviser’s duties, copies of such modifications to be provided to the Sub-Adviser reasonably in advance of the effectiveness of such modifications. The Sub-Advised Assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the applicable Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of a Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Fund shall be delivered directly to the applicable Custodian.

6.	Use of Name. During the term of this Agreement, the Adviser shall have permission to use the Sub-Adviser’s name in the offering and marketing of the Fund, and agree to furnish the Sub-Adviser, for its prior approval at its principal office all prospectuses, brochures, advertisements, promotional materials, web-based information, proxy statements shareholder reports and other similar informational materials that are to be made available to shareholders of the Fund or to the public and that refer to the Sub-Adviser in any way. The Sub-Adviser agrees that the Adviser may request that the Sub-Adviser approve use of a certain type, and that the Adviser need not provide for approval each additional piece of marketing material that is of substantially the same type.

During the term of this Agreement, the Sub-Adviser shall not use the Adviser’s name or the Trust’s name without the prior consent of the Adviser.

7.	Expenses. During the Term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with the performance of its duties under paragraph 2 hereof other than the cost (including taxes, brokerage commissions and other transaction costs, if any) of the securities or other investment instruments purchased or sold for the Fund. The Sub-Adviser agrees to bear its costs and expenses arising in connection with any actual, proposed, or possible assignment of this Agreement (even if a proposed, expected, or possible assignment ultimately does not take place). For the avoidance of doubt, without limiting the immediately preceding sentence, if there is a termination (or possible or anticipated termination) of this Agreement as a result of an assignment (or possible or anticipated assignment), then the Sub-Adviser shall bear, without limitation, (a) the expenses and costs incurred in connection with preparing, printing, filing and mailing an information statement or proxy statement, as applicable and (b) if relevant, solicitation and other costs associated with the use of a proxy statement. The preceding two sentences, however, shall not apply in the event of an assignment or proposed assignment by the Adviser, including any termination of this Agreement that results from an assignment of the Management Agreement or this Agreement, in each case, arising from a change in control of the Adviser.

8.	Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid the fees in the amounts and in the manner set forth in Schedule B hereto.

9.	Independent Contractor Status. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

10.	Liability and Indemnification.

(a)	Liability. The duties of the Sub-Adviser shall be confined to those expressly set forth herein with respect to the Sub-Advised Assets. The Sub-Adviser shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss directly resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. The Sub-Adviser shall have no liability for any indirect, incidental, consequential, special, exemplary, or punitive damages even if the Sub-Adviser has been advised of the possibility of such damages. Furthermore, under no circumstances shall the Sub-Adviser be liable for any loss arising out of any act or omission taken by another sub-adviser, or any other third party, in respect of any portion of the Trust’s assets not managed by the Sub-Adviser pursuant to this Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to relieve the Sub-Adviser of any liability it would otherwise have under applicable federal securities laws.

(b)	Indemnification.

(i)	The Sub-Adviser shall indemnify the Adviser, the Trust and the Fund, and their respective affiliates and controlling persons (the “Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Adviser, the Trust or the Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Adviser’s breach of this Agreement or its representations and warranties herein or as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law; provided, however, that the Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the either of the Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

(ii)	The Adviser shall indemnify the Sub-Adviser, its affiliates and its controlling persons (the “Sub-Adviser Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, arising from, or in connection with, the Adviser’s breach of this Agreement or its representations and warranties herein or as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law; provided, however, that the Sub-Adviser Indemnified Persons shall not be indemnified for any liability or expenses that may be sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder.

11.	Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and:

(a)	unless otherwise terminated, this Agreement shall continue in effect until date two years from signing date, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, either of the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

(b)	this Agreement may at any time be terminated on 60 days’ written notice to the Sub-Adviser either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund;

(c)	this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement; and

(d)	this Agreement may be terminated by the Sub-Adviser on 60 days’ written notice to the Adviser and the Trust, or by the Adviser immediately upon notice to the Sub-Adviser.

(e)	Termination of this Agreement pursuant to this Section 11 shall be without the payment of any penalty.

For clarity, termination of this Agreement with respect to one Fund will not automatically terminate this Agreement for the other Funds. The terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder subject to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act. This Agreement shall automatically terminate for a Fund in the event the Management Agreement between the Adviser and the Trust on behalf of such Fund is terminated, assigned or not renewed.

12.	Amendment. This Agreement may be amended at any time by mutual consent of the Adviser and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust, either of the Adviser, or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

13.	Assignment. The Sub-Adviser may not assign this Agreement and this Agreement shall automatically terminate in the event of an “assignment,” as such term is defined in Section 2(a)(4) of the 1940 Act. The Sub-Adviser shall notify the Adviser in writing sufficiently in advance of any proposed change of “control,” as defined in Section 2(a)(9) of the 1940 Act, so as to enable the Trust and/or the Adviser to: (a) consider whether an assignment will occur, (b) consider whether to enter into a new Sub-Advisory Agreement with the Sub-Adviser, and (c) prepare, file, and deliver any disclosure document to the Fund’s shareholders as may be required by applicable law.

14.	Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to paragraph 11(c) hereof) and, to the extent provided in paragraph 10 hereof, each Sub-Adviser and Adviser Indemnified Person. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

15.	Regulation S-P. In accordance with Regulation S-P, if non-public personal information regarding any party’s customers or consumers is disclosed to the other party in connection with this Agreement, the other party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

16.	Confidentiality. Any information or recommendations supplied by either the Adviser or the Sub-Adviser, that are not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including without limitation portfolio holdings of the Trust, financial information or other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”) and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, the Custodian, and such persons as the Adviser may designate in connection with the Sub-Advised Assets.

17.	Notices. All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

For: Amplify Investments LLC

3333 Warrenville Road, Suite 350

Lisle, Illinois 60532

Attn: David Wilding

e-mail: dwilding@amplifyetfs.com

For: Seymour Asset Management LLC

1 Old Point Road

Quogue, New York 11959

Attn: Timothy J. Seymour

e-mail: tim@seymouram.com

For: Amplify ETF Trust

3333 Warrenville Road, Suite 350

Lisle, Illinois 60532

Attn: Mr. David F. Wilding

e-mail: dwilding@amplifyetfs.com

18.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.	Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, or any applicable provisions of the 1940 Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with the applicable provisions of the 1940 Act, the 1940 Act shall control. For the avoidance of doubt, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation, no action assurance, order (including amendment thereto) or other relief of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, no-action assurance, order (including any amendment thereto) or other relief.

20.	Severability and Survival. Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein. Section 10 shall survive the termination of this Agreement.

21.	Entire Agreement; Effect on Prior Agreements. Sub-Adviser acknowledges that its managing member has previously executed the Adviser Representative Agreement. This Agreement sets forth the entire agreements between the parties and any of its controlling persons and supersedes any prior and contemporaneous oral or written agreements or understandings between the parties and its controlling persons limited to the subject matter hereof including, but not limited to, the Adviser Representative Agreement. The Adviser Representative Agreement shall be terminated upon the execution and effective date of this Agreement.

[SIGNATURE PAGE AND SCHEDULES FOLLOW:]

[SIGNATURE PAGE]

Amplify Investments LLC

By:
Name:
Title:

Seymour Asset Management LLC

By:
Name:
Title:

Schedule A

Schedule A

Funds and Sub-Advised Assets

“Sub-Advised Assets”*	“Fund”
Amplify Seymour Cannabis ETF (CNBS)	Amplify Seymour Cannabis ETF (CNBS)

* Where the Sub-Advised Assets is the same as the Fund, the Sub-Advisor sub-advises the entire Fund